Exhibit 99.3

Amendment No. 1 to

Securities Purchase Agreement

Capitalized terms used herein and not otherwise defined have the meanings given them in the Securities Purchase Agreement dated as of December 1, 2005 (the “Agreement”) between ICOP Digital, Inc., a Colorado corporation (the “Company”), and the investors named on the signature pages to that Agreement (the “Investors”).

For consideration acknowledged and received, the Company and the Investors hereby agree as follows:

1. RECITAL B in the Agreement is hereby amended and superseded in its entirety to now read:

“B. The Investors desire, upon the terms and conditions stated in this Agreement, to purchase Units, each Unit comprising 10,000 shares of Common Stock and warrants to purchase 3,500 shares of Common Stock, for an aggregate purchase price of no less than $2,000,000 and no more than $5,200,000. The purchase price per Unit is the Unit Purchase Price set forth in Article IX.”

2. Section 1.1 of the Agreement is hereby amended and superseded in its entirety to now read:

“1.1. Purchase and Sale of Units. At the Closing, subject to the terms of this Agreement and the satisfaction or waiver of the conditions set forth in Articles VII and VIII hereof, (i) the Company will sell to the Investors the Units, and (ii) each Investor will (on a several and not a joint basis) purchase from the Company the number of Units set forth beneath such Investor’s name on the signature pages hereof. Fractions of Units may be sold at the discretion of the Company and the Placement Agent.”

3. This Amendment may be executed in two or more counterparts. Each executed counterpart will be considered an original document, and all executed counterparts are considered one and the same document. Facsimile signatures are binding on the parties hereto.

AGREED AND EFFECTIVE AS OF DECEMBER 2, 2005:

ICOP DIGITAL, INC.,	INVESTOR
a Colorado corporation
Investor Name:

By:	By:
David C. Owen, President
Print Name:

Title: